Exhibit 10.6

SUBLEASE

by and between

CAN COMPANY TENANT LLC

(Landlord)

and

MILLENNIAL MEDIA, INC.

(Tenant)

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TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	PREMISES; MEASUREMENT	7

3.	TERM	7

4.	RENT; SECURITY DEPOSIT	8

5.	TAXES	13

6.	USE OF PREMISES	14

7.	INSURANCE AND INDEMNIFICATION	18

8.	SERVICES AND UTILITIES	22

9.	REPAIRS AND MAINTENANCE	24

10.	IMPROVEMENTS	25

11.	LANDLORD’S RIGHT OF ENTRY	26

12.	DAMAGE OR DESTRUCTION	26

13.	CONDEMNATION	27

14.	ASSIGNMENT AND SUBLETTING	28

15.	RULES AND REGULATIONS	30

16.	SUBORDINATION AND ATTORNMENT	30

17.	DEFAULTS AND REMEDIES	32

18.	ESTOPPEL CERTIFICATE	35

19.	QUIET ENJOYMENT	35

20.	NOTICES	36

21.	GENERAL	36

Exhibits

A     Plan showing Project and Building

B     Drawing showing approximate location of Premises

C     Current Rules and Regulations

D     Interior Common Area

E      Copy of Prime Lease

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SUBLEASE

THIS SUBLEASE (the “Lease”) is made on this 27th day of September, 2010 (the “Effective Date”), by and between CAN COMPANY TENANT LLC, a Maryland limited liability company (the “Landlord”), and MILLENNIAL MEDIA, INC., a Delaware corporation (the “Tenant”).

RECITALS

WHEREAS, Landlord is now the tenant under that certain Master Lease Agreement dated May 30, 2007 by and between Can Company LLC (“Prime Landlord”) and Landlord (the “Prime Lease”);

WHEREAS, Landlord desires to sublease to Tenant, and Tenant desires to sublease from Landlord, the Premises on the terms and conditions herein;

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.             DEFINITIONS.

1.1.          As used herein, the following terms shall have the following meanings:

“Base Operating Costs” means Operating Costs incurred for the 2010 calendar year (the “Base Year”). If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), then Operating Costs for such calendar year shall be an amount equal to the Operating Costs which would normally be expected to be incurred using reasonable projections and reasonable extrapolations from existing cost data had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year. Furthermore, if after the Base Year, the Landlord provides additional services or incurs cost items in a category not otherwise covered in Operating Costs as defined herein, the Base Operating Costs shall be increased in a manner as reasonably determined by Landlord to include such additional matter.

“Base Rent” has the meaning given it in subsection 4.1.

“Base Taxes” means Taxes incurred for the state fiscal tax year 2010-2011.

“Building” means one (1) building and related accessory uses in the development known as The Can Company, and located at 2400 Boston Street in Baltimore City, Maryland. The Building is more particularly shown on Exhibit A, subject to adjustment from time to time.

“Building Service Equipment” means all apparatus, machinery, devices, fixtures, appurtenances, equipment and personal property now or hereafter located on the Premises and owned by the Landlord.

“Common Areas” means those areas and facilities of the Project which may be designated by the Landlord from time to time as common areas (portions of which may from time to time be relocated and/or reconfigured by the Landlord in its sole discretion so long as reasonable access to and from the Premises is maintained), which Common Areas include footways, sidewalks, Parking Areas, lobbies, elevators, stairwells, corridors, restrooms, and certain exterior areas on the Project, subject, however, to the Rules and Regulations.

“Default Rate” means an annual floating rate of interest equal to two (2) percentage points in excess of the prime rate of interest as announced from time to time by Bank of America, or its successor.

“Interior Common Area” means that area designated on Exhibit D which consists of a catwalk/bridge.

“Insurance Premiums” means the aggregate of any and all premiums paid by the Landlord for hazard, liability, loss-of-rent, workmens’ compensation, boiler and machinery or similar insurance upon any or all of the Project.

“Landlord” means the Person hereinabove named as such and its successors and assigns.

“Lease Year” means (a) the period commencing on the Rent Commencement Date and terminating at 11:59 p.m. on the first anniversary of the last day of the month in which the Rent Commencement Date occurs, and (b) each successive period of twelve (12) calendar months thereafter during the Term.

“Operating Costs” means any and all costs and expenses incurred by the Landlord for services performed by the Landlord or by others on behalf of the Landlord with respect to the operation and maintenance of the Premises, Building, the Project, and the Common Areas located therein and serving or allocable to the Premises (including the Parking Areas) in a manner deemed reasonable and appropriate by Landlord, including, without limitation, all costs and expenses of:

(a)                                  operating, maintaining, repairing, lighting, signing, cleaning, removing trash from, painting, striping, controlling of traffic in, controlling of rodents in, policing and securing the Common Areas (including, without limitation, the costs of parking lot attendants, uniforms, equipment, assembly permits, supplies, materials, security alarm and life safety systems, and maintenance and service agreements);

(b)                                 purchasing and maintaining in full force insurance for the Project as deemed necessary in Landlord’s discretion (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, workers’ compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Common Areas, and plate glass insurance);

(c)                                  operating, maintaining, repairing and replacing machinery, furniture, accessories and equipment used in the operation and maintenance of the Project, and the personal property taxes and other charges incurred in connection with such machinery, furniture, accessories and equipment;

(d)                                 maintaining and repairing roofs, awnings, paving, curbs, walkways, drainage pipes, ducts, conduits, grease traps and lighting fixtures throughout the Common Areas;

(e)                                  interior and exterior planting, replanting and replacing flowers, shrubbery, trees, grass and planters;

(f)                                    providing electricity, heating, ventilation and air conditioning to the Common Areas and HVAC service to the Building (it being understood that Tenant shall pay for its own electricity and that the costs of any electricity that is provided to other tenants shall not be included in Operating Costs), and operating, maintaining and repairing any equipment used in connection therewith, including, without limitation, costs incurred in connection with determining the feasibility of installing, maintaining, repairing or replacing any facilities, equipment, systems or devices which are intended to reduce utility expenses of the Project as a whole and repair and maintenance of HVAC facilities and related electrical and mechanical equipment serving all rentable square feet of office space in the Project;

(g)                                 water and sanitary sewer services and other services, if any, furnished to the Premises, Common Areas and all rentable square feet of office space in the Project for the non-exclusive use of tenants;

(h)                                 parcel pick-up, delivery and other similar services;

(i)                                     enforcing any operating agreements pertaining to the Common Areas or any portions thereof, and any easement and/or rights agreements entered into by the Landlord for the benefit and use of the Landlord, the Project or tenants thereof, or any arbitration or judicial actions undertaken with respect to the same;

(j)                                     cleaning, maintaining and repairing the Project, including, without limitation, exhaust systems, sprinkler systems, pumps, fans, switchgear, loading docks and ramps, freight elevators, escalators, passenger elevators, stairways, service corridors, delivery passages, utility plants, transformers, doors, walls, floors, skylights, ceilings and windows;

(k)                                  commercially reasonable, out-of-pocket, third party accounting, audit and management fees and expenses, including a commercially reasonable property management fee not to exceed five percent (5%), payroll, payroll taxes, employee benefits and related expenses of all personnel engaged in the operation, maintenance, and management of the Project, including, without limitation, any maintenance personnel, secretaries and bookkeepers (including, specifically, uniforms and working clothes and the cleaning thereof, tools, equipment and supplies used by such personnel, and the expenses imposed on or allocated to the Landlord or its agents pursuant to any collective bargaining or other agreement), office expenses for on-site maintenance and/or management office;

(l)                                     the cost and expense of complying with all federal, state and local laws, orders, regulations and ordinances applicable to the Project which are now in force, or which may hereafter be in force;

(m)                               the cost (including legal, architectural and engineering fees incurred in connection therewith) of any improvement made to the Project during any Operating Year either (x) in order to comply with a legal requirement or insurance requirement, whether or not such legal requirement or insurance requirement is mandatory, (y) with the reasonable expectation by Landlord of reducing Operating Costs (as, for example, a labor-saving improvement) or enhancing services, or (z) in lieu of a repair; provided, however, (i) to the extent the cost of such improvement is required to be capitalized under generally accepted accounting principles, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization shall be deemed an Operating Cost in each of the Operating Years during which the cost of the improvement is amortized; and (ii) in no event shall the amount included in Operating Costs in connection with a capital improvement of the nature described in clause (y) above exceed the annual amount by which Operating Costs were reduced as a result of such capital;

(n)                                 providing janitorial and trash removal services to the Project and Premises; and

(o)                                 all other costs of maintaining, repairing or replacing any or all of the Building (including expenses of landscaping, snow, ice, water and debris removal, outdoor lighting, road maintenance and exterior signage relating to the Project);

Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses:

(a)                                  franchise or income taxes imposed upon Landlord;

(b)                                 debt service on Mortgages and any costs and expenses relating to a refinancing or debt modification, including legal fees, title insurance premiums, survey expenses, appraisal, environmental report, or engineering report;

(c)                                  leasing commissions, brokerage fees or legal fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases and related documents with respect to the leasing, assignment or subletting of space for any occupant of the Building;

(d)                                 the cost of tenant installations incurred in connection with preparing space for a new tenant or refurbishing or renovating space for an existing tenant;

(e)                                  salaries and other compensations of personnel not involved in the day to day management and operations of the building.

(f)                                    any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder;

(g)                                 Landlord’s gifts to tenants and advertising and promotional costs for the Building;

(h)                                 costs of compliance with the Americans with Disabilities Act;

(i)                                     capital costs, depreciation or amortization (except as provided in the list of inclusions for Operating Costs under item (m) above);

(j)                                     costs incurred by Landlord due to a violation of any lease in the Building or penalties or charges arising due to violation of any Legal Requirement or Insurance Requirement required to be complied with by Landlord;

(k)                                  costs incurred from Landlord’s charitable or political contributions;

(l)                                     attorneys fees and disbursements and other expenses, including settlements, incurred in connection with disputes with the Mortgagee or other tenants or occupants of the Building or associated with the enforcement of any leases or the defense of Landlord’s title or interest in the Project or any part thereof;

(m)                               bad debt losses or reserves;

(n)                                 accounting fees incurred in preparing Landlord’s financial reports for Landlord, its partners, affiliates or any Mortgagee or in preparing Landlord’s tax returns or other accounting fees not directly related to the operation of the Building or the preparation of Operating Statements;

(o)                                 all costs of correcting latent defects in construction of the Building, provided that Tenant shall have the burden of proof in establishing that such costs are attributable to latent defects in construction as opposed to ordinary wear and tear or other causes;

(p)                                 travel and meal expenses of Landlord’s management and leasing employees;

(q)                                 cost of increases in insurance premiums due solely to the activities of another tenant;

(r)                                    cost of removal of Hazardous Wastes from the Project which were performed or should have been performed pursuant to environmental studies and recommendations received by Landlord in connection with the initial construction, renovation, and/or rehabilitation of the Building or due to any other pre-existing environmental condition; and

(s)                                  all costs applicable solely to any additional buildings constructed on the Project.

“Operating Year” means each respective calendar year or part thereof during the Term, or, at the Landlord’s option, any other 12-month period or part thereof designated by the Landlord during the Term.

“Parking Areas” means those portions of the Common Areas or other areas under Landlord’s control which from time to time are designated by the Landlord for the parking of automobiles and other automotive vehicles while engaged in business upon the Premises (other than while being used to make deliveries to and from the Premises).

“Person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and/or any other form of legal entity.

“Premises” means that certain space having a rentable area of 2,195 square feet and located on the 2nd floor of The Annex Building, as more particularly depicted on Exhibit B; provided, that if at any time hereafter any portion of the Premises becomes no longer subject to this Lease, “Premises” shall thereafter mean so much thereof as remains subject to this Lease. The Can Company LLC is the fee simle owner of the Premises and the Building, and has leased the Premises to and the Building to the Landlord pursuant to that Master Lease Agreement dated May 30, 2007 by and between Can Company LLC as landlord and Can Company Tenant LLC as tenant.

Tenant specifically acknowledges that the wall between the Premises and the adjacent suite below (as more fully depicted on Exhibit D) is not a demising wall, and that the Premises are part of a space partially occupied by another tenant.

“Project” means that certain project located in Baltimore City known as The Can Company containing approximately 4.3 acres, more or less, together with the Building thereon. The Project is more particularly shown on Exhibit A.

“Rent” means all Base Rent and all Additional Rent.

“Rules and Regulations” means the reasonable rules and regulations having uniform applicability to all tenants of the Project (subject to their respective leases) and governing their use and enjoyment of the Project; provided that such rules and regulations shall not materially interfere with the Tenant’s use and enjoyment of the Premises in accordance with this Lease for the purposes listed in subsection 6.1.

“Tax Year” means the 12-month period beginning July 1 of each year or such other 12-month period (deemed for the purposes of this Lease to have 365 days) established as a real estate tax year by the taxing authority having lawful jurisdiction over the Project.

“Taxes” means the aggregate of any and all real property and other taxes, metropolitan district charges, front-foot benefit assessments, special assessments and other taxes or public or private assessments or charges levied against any or all of the tax parcel containing the Premises, including but not limited to any such charges imposed under any private covenants encumbering the title to any or all of the Project, and regardless of whether any of the same are ordinary or extraordinary, foreseen or unforeseen, recurring or nonrecurring, or special or general and including the costs of any appeals of Taxes or re-assessments.

“Tenant” means the Person hereinabove named as such and its successors and permitted assigns hereunder.

“Tenant’s Proportionate Share” means a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of square feet in the Building, subject to adjustment from time to time as such areas may change. As of the Rent Commencement Date, Tenant’s Proportionate Share is equal to 8%.

“Tenant’s Share of Increased Operating Costs” shall be the amount of (i) the Operating Costs for the Operating Year in question less the Base Operating Costs multiplied by (ii) the Tenant’s Proportionate Share.

“Tenant’s Share of Increased Taxes” shall be the amount of (i) the Taxes for the Tax Year in question less the Base Taxes multiplied by (ii) the Tenant’s Proportionate Share.

“Term” means the Original Term plus any exercised renewals thereof.

2.             PREMISES; MEASUREMENT.

2.1.          Premises. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, the Premises, together with the right to use, in common with others, the Common Areas.

2.2.          Rentable Area. The rentable area of the Premises shall be 2,195 square feet.

2.3           Prime Lease.

(a)  Landlord represents and warrants that the Prime Lease, a true and complete copy of which is attached hereto as Exhibit E, is in full force and effect and that no default, breach, event of default or other non-performance by either Landlord or Prime Landlord under such Prime Lease exists as of the Effective Date. Furthermore, Landlord represents that the Prime Lease as described above is the complete and total Prime Lease and that no other modifications, amendments or significant documents related thereto exist in any event. Landlord covenants that it will at all times in the future refrain from any act which may cause a breach, default or an event of default under the terms of the Prime Lease. Landlord agrees to immediately forward to Tenant, upon receipt thereof by Landlord, a copy of each notice of default received by Landlord in its capacity as tenant under the Prime Lease.

(b)  Notwithstanding the terms and conditions of the Prime Lease, Landlord and Tenant acknowledge and agree that all of the terms, covenants, conditions, provisions, rights and obligations in this Sublease are the complete terms and conditions between Landlord and Tenant. The terms and conditions of the Prime Lease are specifically not incorporated in, nor made a part of this Sublease. If the Prime Lease shall be terminated for any reason other than expiration of the term of the term of the Prime Lease during the Term of this Sublease, then and in that event this Sublease shall thereupon automatically terminate and Landlord shall have no liability to Tenant by reason thereof. If such termination shall have been effected because of the breach or default by Landlord under the Prime Lease not occasioned by default by Tenant, Tenant shall be entitled to pursue whatever rights and remedies against Landlord and/or Prime Landlord under the Prime Lease and/or this Sublease that may be available to Landlord in connection with such termination. Prior to the end of the Prime Lease term, Landlord shall, at its option, either extend the term of the Prime Lease or convert this Sublease to a direct lease with the Prime Landlord for the remainder of the Term of this Sublease.

3.             TERM.

3.1.          Original Term; Rent Commencement Date; Early Access. This Lease shall be for a term (the “Original Term”) commencing on the Lease Commencement Date and ending at 11:59 p.m. on September 30, 2013 (which date is hereinafter referred to as the “Termination Date”). The “Lease Commencement Date” shall be the date that the Landlord delivers the Premises to the Tenant after completing the installation of the entry door at the east end of the catwalk/bridge and necessary repairs or replacement of the HVAC ceiling-hung unit; provided, however that if the Lease Commencement Date has not occurred on or before November 1, 2010 (the “Delay Termination Date”), Tenant shall have the right to immediately terminate this Lease by delivering to Landlord written notice of Tenant’s election of such termination. Monthly payments of Base Rent, Additional Rent and all other charges under this Lease shall commence on the “Rent Commencement Date” which shall be one (1) month following the Lease Commencement Date. Tenant shall have the right to use existing telecom conduits or construct new conduits (subject to Landlord review and approval), install cables, equipment and other related telecommunications facilities for Tenant’s network into the Building. Notwithstanding anything to the contrary herein, Tenant and its consultants and contractors shall be permitted to enter the Building and the Premises during the thirty (30) day period immediately preceding the Lease Commencement Date (the “Early Access Period”) for the purpose of installing Tenant’s furniture, fixtures and equipment in the Demised Premises. Tenant shall not be required to pay any Rent in connection with its entry into the Premises during the Early Access Period.

3.2.          Confirmation of Commencement and Termination. Upom fifteen (15) days prior written notice to Tenant from Landlord, Landlord and Tenant, after (a) the Rent Commencement Date or (b) the expiration of the Term or any earlier termination of this Lease by action of law or in any other manner, shall confirm in writing by instrument in recordable form that, respectively, such rent commencement or such termination has occurred, setting forth therein, respectively, the Rent Commencement Date and the Termination Date.

3.3.          Surrender. The Tenant, at its expense at the expiration of the Term or any earlier termination of this Lease, shall (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which, under Section 10, are owned by the Landlord) in good order and repair (ordinary wear and tear excepted) and broom clean, (b) remove therefrom all signs, goods, effects, machinery, fixtures and equipment used in conducting the Tenant’s trade or business which are neither part of the Building Service Equipment nor owned by the Landlord, and (c) repair any damage caused by such removal.

3.4.          Holding Over. If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease after obtaining the Landlord’s express, written consent thereto, then:

(a)           such occupancy (unless the parties hereto otherwise agree in writing) shall be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, at least one month before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

(b)           anything in this section to the contrary notwithstanding, the Rent payable for each such monthly period shall equal the sum of (a) one-twelfth (1/12) of that amount which is equal to 125% of the Base Rent for the Lease Year during which such expiration of the Term or termination of this Lease occurs, plus (b) the Additional Rent payable under subsection 4.2; and

(c)           except as provided herein, such month-to-month tenancy shall be on the same terms and subject to the same conditions as those set forth in this Lease; provided, however, that if the Landlord gives the Tenant, at least one month before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.

4.             RENT; SECURITY DEPOSIT.

As Rent for the Premises, the Tenant shall pay to the Landlord all of the following:

4.1.          Base Rent.

(a)  An annual rent (the “Base Rent”) for the Original Term as follows:

Lease Year	Per Square Foot	Monthly	Annual
1	$20.00	$3,658.33	$43,900.00
2	$20.60	$3,768.08	$45,217.00
3	$21.22	$3,881.49	$46,577.90

(b)  Landlord has included as part of the Base Rent set forth above one (1) parking space per 1,000 square feet leased by Tenant.

(c)  It is the purpose and intent of Landlord and Tenant that this Lease be a full service lease with Landlord providing all service, maintenance and repair to the Building, (except telephone service; interior janitorial; utilities; and light bulb/tube replacement, which costs shall be the responsibility of the Tenant); and all maintenance and repair to the Building’s and Premises’ structural components, fixtures, mechanical systems, lighting fixtures and ballasts, and roads and grounds. Tenant shall provide telephone service at its sole cost.

4.2.         Additional Rent. Additional rent (“Additional Rent”) shall include any and all charges or other amounts which the Tenant is obligated to pay to the Landlord under this Lease, other than the Base Rent.

4.3.         Operating Costs.

4.3.1.      Computation. Within one hundred twenty (120) days after the end of each calendar year during the Term, the Landlord shall provide Tenant with a statement of Landlord’s estimates of Tenant’s Share of Increased Operating Costs, which statement shall show the computation of the total of the Operating Costs incurred for the Building during such calendar year and Tenant’s Share of Increased Operating Costs for such calendar year. Landlord shall allocate the Operating Costs to each separate rentable space within the Building in proportion to the respective operating costs percentages assigned to such spaces; provided that anything in this subsection 4.3 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Building has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord’s reasonable judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space within the Building (including but not limited to any such expense which, by its nature, is incurred only with respect to those spaces which are occupied), in allocating the Operating Costs pursuant to this subsection, the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Project those Operating Costs incurred only with respect to a portion thereof, as aforesaid.

4.3.2.      Payment as Additional Rent. For each Operating Year, the Tenant shall pay as Additional Rent to the Landlord, in the manner provided herein, Tenant’s Share of Increased Operating Costs. Prior to, or as soon as reasonably practicable after the beginning of, each Operating Year, the Landlord shall send to the Tenant an annual statement setting forth the actual or estimated Operating Costs for the next calendar year, subject to Section 4.3.4, below.

4.3.3.      Proration. If only part of any calendar year falls within the Term, the amount computed as Tenant’s Share of Increased Operating Costs for such calendar year under this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of a calendar year shall not impair the Tenant’s obligation hereunder to pay such prorated portion of Tenant’s Share of Increased Operating Costs for that portion of such calendar year falling within the Term, which amount shall be paid on demand).

4.3.4.      Landlord’s Right to Estimate. Anything in this subsection to the contrary notwithstanding, the Landlord, at its reasonable discretion, may (a) make from time to time during the Term a reasonable estimate of the Tenant’s Share of Increased Operating Costs which may become due under this subsection for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one twelfth (1/12) of such Tenant’s Share of Increased Operating Costs, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Operating Costs, as so estimated. Landlord shall cause the actual amount of such Tenant’s Share of Increased Operating Costs to be computed and certified to the Tenant in a reasonably detailed written statement (the “Tenant’s Share of Increased Operating Costs Statement”) within one hundred twenty (120) days after the end of such calendar year. Any overpayment or deficiency in the Tenant’s payment of Tenant’s Share of Increased Operating Costs shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant’s account (or, if such adjustment is at the end of the Term, the Landlord shall pay to the Tenant), as the case may be, within fifteen (15) days after such notice to the Tenant, such amount necessary to effect such adjustment. The Landlord’s failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder. The Tenant shall have the right to review the books and records of the Landlord with respect to the calculation of Operating Costs for the prior Lease Year at the Landlord’s office during normal business hours, at the Tenant’s sole expense, provided (i) the Tenant provides at least fifteen (15) days’ advance written notice to the Landlord of its desire to inspect such books and records, and (ii) such request is made within ninety (90) days after the Operating Costs Statement is delivered by the Landlord to the Tenant. If the results of Tenant’s audit show that Tenant overpaid Tenant’s Share of Increased Operating Costs by 5% or more, then Landlord shall reimburse Tenant for the costs of the audit (provided that such costs must be reasonable and not-to-exceed $1,000.00), and Landlord shall credit to the Tenant’s account (or, if such adjustment is at the end of the Term, the Landlord shall pay to the Tenant), as the case may be, within fifteen (15) days after such notice to the Tenant, such amount necessary to effect such adjustment.

4.4.         When Due and Payable.

4.4.1.      Base Rent. The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year. In addition, if the Rent Commencement Date falls on a day other than the first day of a calendar month, then the Base Rent for the first month of the Term shall be prorated based on the number of days remaining in that month and such amount shall be due and payable on the Rent Commencement Date.

4.4.2.      Additional Rent. Any Additional Rent accruing to the Landlord under this Lease, except as is otherwise set forth herein, shall be due and payable when the installment of Base Rent next falling due after such Additional Rent accrues and becomes due and payable, unless the Landlord makes written demand upon the Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time (provided that Tenant shall receive at least 5 business days prior written notice of such earlier time).

4.4.3.      No Set-Off; Late Payment. Each such payment shall be made promptly when due and, except as otherwise expressly set forth herein, all payments shall be made without any deduction or setoff, and without demand, failing which the Tenant shall pay to the Landlord as Additional Rent, after the fifth (5th) day after such payment remains due but unpaid, a late charge equal to five percent (5%) of such payment which remains due but unpaid. In addition, any payment that is not paid by the tenth (10th) day after such payment is due shall bear interest at the Default Rate. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord’s acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord’s acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord’s rights hereunder to be paid all of such amount then due, or in any other respect.

4.5.         Where Payable. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it to the Landlord’s address which is set forth in section 20, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant.

4.6.         Tax on Lease. Intentionally deleted..

4.7.         Advance Rent. Intentionally deleted.

4.8          Security Deposit. Tenant shall deliver to Landlord at the time of execution of this Lease a security deposit in the amount of $3,658.33 for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not been applied by Landlord, shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default.

5.             TAXES.

5.1.         Payment. For each Tax Year, the Tenant shall pay to the Landlord, in the manner provided herein, Tenant’s Share of Increased Taxes.

5.2.         Proration. If only part of any Tax Year falls within the Term, the amount computed as Tenant’s Share of Increased Taxes for such Tax Year under this subsection shall be prorated in proportion to the portion of such Tax Year falling within the Term (but the expiration of the Term before the end of a Tax Year shall not impair the Tenant’s obligations hereunder to pay such prorated portion of Tenant’s Share of Increased Taxes for that portion of such Tax Year falling within the Term, which amount shall be paid on demand).

5.3.         Method of Payment. Tenant’s Share of Increased Taxes shall be paid by the Tenant, at the Landlord’s election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by the Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in a lump sum, following the Landlord’s receipt of the tax bill for the Tax Year in question, calculation of Tenant’s Share of Increased Taxes with respect thereto and provision to Tenant of a reasonably detailed written statement that details Tenant’s Share of Increased Taxes. If the Landlord has elected that the Tenant pay Tenant’s Share of Increased Taxes in installments, in advance, then, at any time during a Tax Year, the Landlord may re-estimate Tenant’s Share of Increased Taxes and thereafter adjust the Tenant’s monthly installments payable during the Tax Year to reflect more accurately Tenant’s Share of Increased Taxes. Within one hundred twenty (120) days after the Landlord’s receipt of tax bills for each Tax Year, the Landlord will notify the Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant’s Share of Increased Taxes thereof. Any overpayment or deficiency in the Tenant’s payment of Tenant’s Share of Increased Taxes for each Tax Year shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant’s account (or, if such adjustment is at the end of the Term, the Landlord shall pay the Tenant), as the case may be, within fifteen (15) days after such notice to the Tenant, such amount necessary to effect such adjustment. The Landlord’s failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder.

5.4.         Taxes on Rent. In addition to Tenant’s Share of Increased Taxes, the Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, the Landlord’s income taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder. The Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on Tenant’s inventory, furniture, trade fixtures, apparatus, equipment, leasehold improvements installed by the Tenant or by the Landlord on behalf of the Tenant and any other property of the Tenant.

6.             USE OF PREMISES.

6.1.         Nature of Use. The Tenant shall use the Premises only for general office purposes consistent with general office use.

6.2.         Compliance with Law and Covenants. The Tenant, throughout the Term and at its sole expense, in its use and possession of the Premises, shall:

(a)           comply promptly and fully with (i) all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, including but not limited to The Americans with Disabilities Act, 42 U.S.C. §12101 et. seq., and the ADA Disability Guidelines promulgated with respect thereto (provided that such guidelines are applicable to and binding upon the Tenant or the Premises), and (ii) all requirements (Y) of the National Board of Fire Underwriters (or any other body now or hereafter constituted exercising similar functions) which are applicable to any or all of the Premises, or (Z) imposed by any policy of insurance covering any or all of the Premises and required by Section 7 to be maintained by the Tenant, and (iii) all covenants and restrictions which may encumber the title to any or all of the Premises, all if and to the extent that any of such requirements relate to any or all of the Premises or to any equipment, pipes, utilities or other parts of the Project which exclusively serve the Premises, whether any of the foregoing are foreseen or unforeseen, or are ordinary or extraordinary;

(b)           (without limiting the generality of the foregoing provisions of this subsection) keep in force throughout the Term all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided; provided, however, that Landlord shall be responsible for obtaining a certificate of occupancy for the Premises; and

(c)           pay when due all personal property taxes, income taxes, license fees and other taxes assessed, levied or imposed upon the Tenant or any other person in connection with the operation of its business upon the Premises or its use thereof in any other manner; and (d) not obstruct, annoy or interfere with the rights of other Tenants.

6.3.         Mechanics’ Liens.

6.3.1.      Without limiting the generality of the foregoing provisions of this section, the Tenant shall not create or permit to be created, and if created shall discharge or have released, any mechanics’ or materialmens’ lien arising while this Lease is in effect and affecting any or all of the Premises, the Building and/or the Project, and the Tenant shall not permit any other matter or thing whereby the Landlord’s estate, right and interest in any or all of the Premises, the Building and/or the Project might be impaired. The Tenant shall defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense (including but not limited to that of reasonable attorneys’ fees) incurred by the Landlord on account of any such lien or claim created or permitted to be created by Tenant, its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees.

6.3.2.      If the Tenant fails to discharge (whether by payment or posting a bond in lieu thereof having the effect of removing such lien) any such lien within fifteen (15) days after it first becomes effective against any of the Premises, the Building and/or the Project, then, in addition to any other right or remedy held by the Landlord on account thereof, the Landlord may (a) discharge it by paying the amount claimed to be due or by deposit or bonding proceedings, and/or (b) in any such event compel the prosecution of any action for the foreclosure of any such lien by the lienor and pay the amount of any judgment in favor of the lienor with interest, costs and allowances. The Tenant shall reimburse the Landlord for any amount paid by the Landlord to discharge any such lien and all expenses incurred by the Landlord in connection therewith, together with interest thereon at the Default Rate from the respective dates of the Landlord’s making such payments or incurring such expenses (all of which shall constitute Additional Rent).

6.3.3.      Nothing in this Lease shall be deemed in any way (a) to constitute the Landlord’s consent or request, express or implied, that any contractor, subcontractor, laborer or materialman provide any labor or materials for any alteration, addition, improvement or repair to any or all of the Premises, the Building and/or the Project, or (b) to give the Tenant any right, power or authority to contract for or permit to be furnished any service or materials, if doing so would give rise to the filing of any mechanics’ or materialmens’ lien against any or all of the Premises, the Building and/or the Project, or the Landlord’s estate or interest therein, or (c) to evidence the Landlord’s consent that the Premises, the Building and/or the Project be subjected to any such lien.

6.4.         Signs. The Tenant shall have no right to erect signs upon the Premises or the remainder of the Building or the Project. The Landlord shall provide, at the Landlord’s sole expense, customary identification of the Tenant’s business on the lobby directory of the Building and on the entrance door to the Premises.

6.5.         License.

6.5.1.      Grant of License. The Landlord hereby grants to the Tenant a non-exclusive license to use (and to permit its officers, directors, agents, employees and invitees to use), in the course of conducting business at the Premises, the Common Areas, and the Interior Common Area. Further, with respect to the Interior Common Area, Landlord grants the Tenant a license for access to, and ingress and egress to, the Interior Common Area by way of an opening in the wall between the Premises and the adjacent space below the Premises, which is depicted on Exhibit D.

Landlord does hereby acknowledge that the Interior Common Area is open and accessible and that other tenants’ premises in the Building are accessible from the Interior Common Area.

6.5.2.      Non-Exclusive License. Such license shall be exercised in common with the exercise thereof by the Landlord, the other tenants or occupants of the Project, and their respective officers, directors, agents, employees and invitees.

6.5.3.      Parking Areas; Changes.

(a)           Tenant’s employees, agents, officers, directors and invitees shall have non-exclusive access to park in the Parking Areas. The “Parking Areas” shall mean those portions of the Common Areas which from time to time are designated by the Landlord for the parking of automobiles and other automotive vehicles while engaged in business upon the Premises (other than while being used to make deliveries to and from the Premises).

(b)           The Landlord reserves the right to change the entrances, exits, traffic lanes, boundaries and locations of the Parking Areas. The Landlord reserves the right to designate for the specific account of the Tenant, and/or of other tenants of the Project, specific parking areas or spaces constructed around, within or under the Project. All Parking Areas and facilities which may be furnished by the Landlord in or near the Project, including any employee parking areas, truckways, loading docks, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements which may be provided by the Landlord for the Tenant’s exclusive use or for general use, in common with other tenants, their officers, agents, employees and visitors, shall at all times be subject to the Landlord’s exclusive control and management, and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. The Landlord shall have the right to (a) police the Common Areas, (b) establish and from time to time to change the level of parking surfaces, (c) close all or any portion of the Common Areas to such extent as, in the opinion of the Landlord’s counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, (d) close temporarily all or any portion of the Parking Areas, (e) discourage non-tenant parking, and (f) do and perform such other acts in and to the Common Areas as, in the use of good business judgment, the Landlord determines to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and visitors. The Tenant shall cause its officers, agents and employees to park their automobiles only in such areas as the Landlord from time to time may designate by written notice to the Tenant as employee parking areas, and the Tenant shall not use or permit the use of any of the Common Areas in any manner which will obstruct the driveways or throughways serving the Parking Areas or any other portion of the Common Areas allocated for the use of others.

(c)           The Tenant has the nonexclusive right to use two (2) on-site parking spaces during the Term of this Lease as provided in this Section 6.5. At Landlord’s request, Tenant shall provide license plate numbers for its employees and otherwise cooperate with Landlord’s management of the Parking Areas, which may include attended parking service. The costs of such parking service shall be part of Operating Costs.

6.5.4.      Alterations. The Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the Building, and (ii) to construct additional improvements on the Project and make alterations thereof or additions thereto and build additional stories on or in any such buildings adjoining the same; provided, however, that no such change or alteration shall deprive the Tenant of reasonable access to the Premises.

6.5.5.      Use of Common Areas.

(a)           The Landlord shall at all times have full and exclusive control, management and direction of the Common Areas. Without limiting the generality of the foregoing, the Landlord shall have the right to maintain and operate lighting facilities on all of the Common Areas and to police the Common Areas.

(b)           The Tenant shall maintain in a neat and clean condition that area designated by the Landlord as the refuse collection area, and shall not place or maintain anywhere within the Project, other than within the area which may be designated by Landlord from time to time as such refuse collection area, any trash, garbage or other items, except as may otherwise be expressly permitted by this Lease.

(c)           In its use of the Common Areas, the Tenant shall not take, or permit its agents, employees, invitees, visitors and guests to take, any of the following actions:

(i)            the parking or storage of automobiles, or other automotive vehicles anywhere within the Project if such vehicles lack current, valid license plates, or other than in the Parking Areas (and the individual parking spaces from time to time designated therein), or anywhere within the Project if the body, windows or other exterior portions of such vehicles are in an obvious state of damage or disrepair;

(ii)           the performance of any body work, maintenance or other repairs to vehicles, or the painting of any vehicle, anywhere within the Premises or the rest of the Project; or

(iii)          the parking or storage of any trucks or vans weighing over three-quarters (3/4) of one ton, except for purposes of temporary loading and unloading.

6.6.         Liability of Landlord. The Landlord and its agents and employees shall not be liable to the Tenant or any other person whatsoever for any loss or damage that may be occasioned by or through the acts or omissions of any other tenant of the Project or of any other person whatsoever, other than due to the gross negligence or willful misconduct of the Landlord or its employees or agents.

6.7.         Floor Load. The Tenant shall not place a load upon any floor of the Premises in excess of the weight of standard office furniture and equipment. The Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at the Tenant’s sole expense. Business machines and mechanical equipment shall be placed and maintained by the Tenant in settings sufficient in the Landlord’s judgment to absorb and prevent vibration and noise, and the Tenant shall, at its sole expense, take such steps as the Landlord may direct to remedy any such condition.

6.8.         Hazardous Materials. The Tenant warrants and agrees that the Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees. If the Tenant breaches the obligations stated in the preceding sentence, then the Tenant shall indemnify, defend and hold the Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and the Project generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Project generally, damages from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, reasonable attorneys’ fees, reasonable consultant fees and reasonable expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Landlord by the Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority because of Hazardous Material present in the soil or ground water or under the Premises or the Project generally. As used herein (i) “Environmental Laws” means the Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act,

the Federal Water Pollution Control Act, the National Environmental Policy Act, Md. Nat. Res. Code Ann., Title 8, and Md. Env. Code Ann., Title 7, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder; and (ii) “Hazardous Materials” means and includes asbestos; “oil, petroleum products and their by-products;” “hazardous substances;” “hazardous wastes” or “toxic substances,” as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic in the United States Department of Transportation, or by the Environmental Protection Agency or any successor agency under any Environmental Laws but excluding normal and reasonable quantities of substances customarily and prudently used in the normal course of business on the Project or as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises and/or materials handled, stored and disposed of in accordance with any applicable law.

7.             INSURANCE AND INDEMNIFICATION.

7.1.         Insurance. At all times from and after the earlier of (i) the entry by the Tenant into the Premises, or (ii) the Rent Commencement Date, the Tenant shall take out and keep in full force and effect, at its expense:

(a)           commercial general liability insurance, including Blanket Contractual Liability, Broad Form Property Damage, Completed Operations/Products Liability, Personal Injury Liability, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

(b)           special form property insurance (including but not limited to burglary and theft insurance) written at full replacement cost value and with replacement cost endorsement in an amount covering all of Tenant’s property, including, without limitation, inventory, trade fixtures, floor coverings, furniture, electronic data processing equipment and any other property removable by Tenant under the provisions of this Lease, except for existing improvements.

(c)           worker’s compensation or similar insurance in form and amounts as may be required by law; and

(d)           such other insurance in such types and amounts as Landlord may reasonably require, provided that such other insurance is in accordance with standards generally accepted for comparable buildings.

7.2.         Tenant’s Contractor’s Insurance. The Tenant shall require any contractor of the Tenant performing work in, on or about the Premises to take out and keep in full force and effect, at no expense to the Landlord:

(a)           commercial general liability insurance, including Contractor’s Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor’s Protective Liability, Completed Operations/Products Liability (Completed Operations/Products Liability coverage to be provided for at least two (2) years after final completion of work), Personal Injury, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

(b)           comprehensive automobile liability insurance, with a combined single limit of not less than One Million Dollars ($1,000,000) covering all owned, non-owned or hired automobiles to be used by the contractor;

(c)           worker’s compensation or similar insurance in form and amounts required by law; and

(d)           employers liability coverage, including All States Endorsement, in an amount not less than One Million Dollars ($1,000,000).

7.3.         Policy Requirements.

7.3.1.      The company or companies writing any insurance which the Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to subsections 7.1 and/or 7.2, as well as the form of such insurance, at all times be subject to the Landlord’s approval, and any such company or companies shall be licensed to do business in the State of Maryland and have a rating of at least A or better and a financial size rating of XII or larger from Best’s Key Rating Guide and Supplemental Service (or comparable rating from a comparable insurance rating service). Public liability and all-risk casualty insurance policies evidencing such insurance shall name the Landlord and/or its designees (including, without limitation, any Mortgagee) as additional insureds, shall be primary and noncontributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after thirty (30) days’ advance written notice to the Landlord and/or such designees. All such policies, or certificates thereof, shall be deposited with the Landlord promptly upon commencement of the Tenant’s obligation to procure the same. None of the insurance which the Tenant is required to carry and maintain or cause to be carried or maintained pursuant to subsections 7.1 and/or 7.2 shall contain deductible provisions in excess of Five Thousand Dollars ($5,000), unless approved in writing in advance by the Landlord. If the Tenant fails to perform any of its obligations pursuant to this section 7, the Landlord may perform the same and the cost thereof shall be payable by the Tenant as Additional Rent upon the Landlord’s demand therefor.

7.3.2.      The Landlord and the Tenant agree that on January 1 of the second (2nd) full calendar year during the Term and on January 1 of every second (2nd) calendar year thereafter, the Landlord will have the right to request commercially reasonable changes in the character and/or amounts of insurance required to be carried by the Tenant pursuant to the provisions of this section 7, and the Tenant shall comply with any requested change in character and/or amount within thirty (30) days after the Landlord’s request therefor.

7.4.         Indemnities by Tenant and Landlord.

7.4.1.      Notwithstanding any policy or policies of insurance required of the Tenant, the Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend,

indemnify and hold harmless the Landlord, the Landlord’s agents and any Mortgagee against and from any and all liability or claims of liability by any person asserted against or incurred by the Landlord and/or such agent or Mortgagee in connection with (i) the use, occupancy, conduct, operation or management of the Premises by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; (ii) any work or thing whatsoever done or not done on the Premises during the Term performed by Tenant, its employees, agents or contractors; (iii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by the Tenant or any of its agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees during the Term; (iv) any grossly negligent, intentionally tortuous or other act or omission by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; or (v) any injury to or death of any person or any damage to any property occurring upon the Premises (whether or not such event results in the termination of this Lease), and from and against all costs, expenses and liabilities incurred in connection with any claim, action, demand, suit at law, in equity or before any administrative tribunal, arising in whole or in part by reason of any of the foregoing (including, by way of example rather than of limitation, the fees of attorneys, investigators and experts), all regardless of whether such claim, action or proceeding is asserted before or after the expiration of the Term or any earlier termination of this Lease.

7.4.2.       If any claim, action or proceeding described in Section 7.4.1 is brought against the Landlord and/or any agent or Mortgagee, the Tenant, if requested by the Landlord or such agent or Mortgagee, and at the Tenant’s expense, promptly shall resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer. The Landlord, at its option, shall be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of the Landlord.

7.4.3.       Subject to the provisions of subsection 7.8, the Landlord hereby agrees for itself and its successors and assigns to indemnify and save the Tenant harmless from and against any liability or claims of liability arising solely out of the gross negligence or intentional acts and omissions of the Landlord, its agents or employees. Except to the extent caused by the gross negligence or willful misconduct of Tenant or an agent of Tenant, Landlord shall reimburse Tenant and shall indemnify and hold Tenant harmless from and against any and all liability or claims of liability by any person asserted against or incurred by the suffered or claimed against Tenant as a result of Landlord’s use or control of the Common Areas.

7.5.          Landlord Not Responsible for Acts of Others. The Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building or the Project, or for any loss or damage resulting to the Tenant (or those claiming by, through or under the Tenant) or its or their property, from (a) the breaking, bursting, stoppage or leaking of electrical cable and/or wires, or water, gas, sewer or steam pipes, (b) falling plaster, or (c) dampness, water, rain or snow in any part of the Building. To the maximum extent permitted by law, the Tenant agrees to use and occupy the Premises, and to use such other portions of the Project as the Tenant is herein given the right to use, at the Tenant’s own risk.

The Landlord is not obligated to protect from the criminal acts of third parties the Tenant, Tenant’s agents, customers, invitees or employees, the Premises or the property of Tenant or any property of any of Tenant’s agents, customers, invitees or employees. Tenant hereby acknowledges that Tenant has the sole responsibility for the protection of the Premises, the Tenant’s property and the Tenant’s customers, agents, invitees and employees. At Tenant’s cost, Tenant shall have the ability to activate the current Sonitrol alarm system for the Premises. Tenant acknowledges that, if Landlord shall provide security guards for the Common Areas, Landlord does not represent, guarantee, or assume responsibility that Tenant will be secure from any claims or causes of action relating to such security guards. To induce Landlord to provide such security guards, if any, Landlord deems reasonable, appropriate and economically feasible in its sole and absolute discretion, Tenant agrees that Landlord should not be responsible for, and Tenant shall defend and indemnify Landlord from, any such claims or other causes of action, including claims or causes of action caused by the sole or concurrent negligent act or omission, whether active or passive, of Landlord or its security guards, provided however, that Tenant shall have no obligation to defend or indemnify Landlord from any claims caused by the willful or criminal act of Landlord or its security guards, or covered by the public liability insurance, if any, that Landlord is required to carry by the terms of this Lease

7.6.          Landlord’s Insurance. During the Term, the Landlord shall maintain, in commercially reasonable amounts, (a) insurance on the Project against loss or damage by fire and all of the hazards included in the extended coverage endorsement, (b) comprehensive liability and property damage insurance with respect to the Common Areas, against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Project, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by the Landlord, including, without limitation, rent continuation and business interruption insurance, public liability insurance, theft insurance and workers’ compensation, flood and earthquake, and boiler and machinery insurance. The costs and expenses of any and all insurance carried by the Landlord pursuant to the provisions of this subsection 7.6 shall be deemed a part of Operating Costs.

7.7.          Increase in Insurance Premiums. The Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises, the Building or the Project which will contravene the Landlord’s policies of hazard or liability insurance or which will prevent the Landlord from procuring such policies from companies acceptable to the Landlord. If anything done, omitted to be done, or suffered by the Tenant to be kept in, upon or about the Premises, the Building or the Project shall cause the rate of fire or other insurance on the Premises, the Building or the Project to be increased beyond the minimum rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, the Tenant shall pay to the Landlord, as Additional Rent, the amount of any such increase upon the Landlord’s demand therefor.

7.8.          Waiver of Right of Recovery. To the extent that any loss or damage to the Premises, the Building, the Project, any building, structure or other tangible property, or resulting loss of income, or losses under workers’ compensation laws and benefits, are covered by insurance, neither party shall be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise), even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, then such waiver shall be deemed not to have been made by such party. Notwithstanding the foregoing, in the event that such waiver of subrogation shall not be available to the Tenant except through the payment of additional premium therefor, the Tenant shall pay such additional premium.

8.             SERVICES AND UTILITIES.

(a)                                  As long as an Event of Default shall not exist, Landlord shall provide the following services and utilities during normal business hours on all days except Sundays and federal and state holidays, or unless otherwise stated below. Cost of such services shall be included as an Operating Cost.

(i)                                     subject to Tenant’s duty to pay for such services as described herein and when necessary during normal business hours, central heating and air conditioning in the Common Areas at temperature levels customary for comparable office buildings in the immediate vicinity;

(ii)                                  janitorial services five business days per week; and

(iii)                               at least one elevator, to be used in common with other tenants.

“Normal business hours” for purposes of clause (a) above shall be deemed to mean the periods from 8:30 a.m. until 5:30 p.m. on business days (Monday through Friday). Tenant shall nonetheless have access to the Premises and elevators twenty-four (24) hours a day, subject to and in accordance with any security procedures that Landlord may have in place.

(b)                                 Tenant shall be responsible for the cost of all electricity to the Premises, including lights, outlets, VAV boxes, and Tenant’s proportionate share of the air handling units on the floor, and after-hours HVAC service to the Premises. Tenant shall pay for electric current supplied to or used in the Premises. Except for electricity serving the air handling units on the floor, electric service shall be separately metered and billed directly to Tenant, and Tenant shall make payments directly to the service provider. Landlord shall not be liable to Tenant for damages arising as a result of service interruptions caused by any electric service provider.

(c)                                  Any failure by the Landlord to furnish any of the foregoing services or utilities to the Building, resulting from circumstances beyond the Landlord’s reasonable control or from interruption of such services due to repairs or maintenance shall not render the Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of the Tenant, nor cause an abatement of rent hereunder, nor relieve the Tenant from any of its obligations hereunder. Notwithstanding the foregoing to the contrary, Tenant shall be entitled to receive a rent abatement in the event of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder if (a) Landlord is not proceeding diligently and in good faith to correct such failure and inability and if all or substantially all of the Premises is rendered unusable by Tenant for a continuous period of ten (10) consecutive business days after Tenant gives Landlord written notice thereof, and if Tenant does not in fact use the Premises using such period. If any public utility or governmental body shall require the Landlord or the Tenant to restrict the consumption of any utility or reduce any service for the Building, the Landlord and the Tenant shall comply with such requirements, whether or not the services and utilities referred to in this section 8 are thereby reduced or otherwise affected, without any liability on the part of the Landlord to the Tenant or any other person or any reduction or adjustment in rent payable hereunder.

(d)           Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities existing, such installation shall be subject to Landlord’s reasonable prior written approval of Tenant’s plans and specifications therefor. If such installation is approved by Landlord and if Landlord provides such additional facilities to accommodate Tenant’s installation, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity. Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Premises.

(e)           Landlord shall cause to be operated a trash removal service for the Project, the costs and expenses of which shall be a part of Operating Costs. In the event that Tenant’s use of the Premises requires trash removal services in excess of that required for standard office tenants, Tenant shall pay to Landlord, as additional rent all costs and expenses in excess of the trash removal costs which are attributable to such excess usage.

(f)            The Landlord does not warrant that any utilities provided by any utility company for the Building or the Landlord will be free from shortages, failures, variations or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond the Landlord’s reasonable control. The Landlord in no event shall be liable for damages by reason of such shortage, failure or variation, including without limitation loss of profits, business interruption or other incidental or consequential damages unless caused by Landlord or its agents, employees and/or contractors.

9.             REPAIRS AND MAINTENANCE.

9.1.          Landlord’s Duty to Maintain Structure. The Landlord shall maintain or cause to be maintained in good operating condition the structure of the Building and shall be responsible for structural repairs to the exterior walls, load bearing elements, foundations, roofs, structural columns and structural floors with respect thereto, and the Landlord shall make all required repairs thereto, provided, however, that if the necessity for such repairs shall have arisen, in whole or in part, from the gross negligence or willful acts or omissions of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, or by any unusual use

(other than a use consistent with general office use) of the Premises by the Tenant, then the Landlord may collect the cost of such repairs, as Additional Rent, upon demand.

9.2.          Tenant’s Duty to Maintain Premises.

9.2.1.       Except as provided in subsection 9.1, the Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in a good, safe, clean and sanitary condition consistent with the operation of a first-class office building, and in compliance with all legal requirements with respect thereto. Except as provided in subsection 9.1, all injury, breakage and damage to the Premises (and to any other part of the Building and/or the Project, if caused by any act or omission of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors) caused by Tenant its agents, concessionaires, officers, employees, licensees, invitees or contractors shall be repaired or replaced by the Tenant at its expense. The Tenant shall keep and maintain all pipes and conduits and all mechanical, electrical, HVAC and plumbing systems contained within the Premises in good, safe, clean and sanitary condition.

9.2.2.       The Tenant shall keep the Premises in a neat, clean and orderly appearance to a standard of cleanliness and hygiene reasonably satisfactory to the Landlord. The Tenant shall (a) surrender the Premises at the expiration of the Term or at such other time as the Tenant may vacate the Premises in as good condition as when received, except for (i) ordinary wear and tear, (ii) damage by casualty (other than such damage by casualty which is caused, in whole or in part, by the gross negligence or willful act or omissions of the Tenant, its agents, officers, employees, licensees, invitees or contractors and which is not wholly covered by the Landlord’s hazard insurance policy), or (iii) acts of God, and (b) take care not to overload the electrical wiring serving the Premises or located within the Premises.

10.          IMPROVEMENTS.

10.1.        Base Building and Initial Tenant Improvements. Landlord shall deliver the Premises in “as-is” condition; provided, however, that prior to the Lease Commencement Date, Landlord shall install an entry door into the Premises at the east end of the catwalk/bridge, shall install pedestrian gates at the top and bottom of the circular stair, and shall repair or replace the ceiling-hung HTVAC unit. Landlord shall deliver in good working order the Common Areas of the Project, as well as the structural, mechanical, electrical, plumbing, fire/life/safety, and other systems in the Building.

10.2.        Tenant Alterations. The Tenant shall not make any alteration, improvement or addition in the aggregate costing more than Twenty Thousand Dollars ($20,000) (collectively “Alterations”) to the Premises without first:

(i)  presenting to the Landlord plans and specifications therefor and obtaining the Landlord’s written consent thereto (which shall not, in the case of (1) non-structural interior Alterations, or (2) Alterations which would not affect any electrical, mechanical, plumbing or other Building systems, be unreasonably withheld, conditioned or delayed, so long as such Alterations will not violate applicable law or the provisions of this Lease, or impair the value of the Premises, the Building or the rest of the Project or be visible from the exterior of the Building) and

(ii)  obtaining any and all governmental permits or approvals for such Alterations, which are required by applicable law; provided, that (1) any and all contractors or workmen performing such Alterations must first be approved by the Landlord, (2) all work is performed in a good and workmanlike manner in compliance with all applicable codes, rules, regulations and ordinances, and (3) the Tenant shall restore the Premises to its condition immediately before such Alterations were made, by not later than the date on which the Tenant vacates the Premises or the Termination Date, whichever is earlier.

Notwithstanding the foregoing, Tenant shall be permitted to make Alterations to the Premises which are (i) purely cosmetic or decorative, (ii) do not affect the structural components of the Building and (iii) which cost in the aggregate less than $20,000, without Landlord’s consent. The Tenant shall be responsible for the cost of repairing any damage to the Building caused by bringing therein any property for its use, or by the installation or removal of such property, regardless of fault or by whom such damage is caused. As a condition for approving any Alterations on the Premises by the Tenant, the Landlord shall have the right to require the Tenant, or the Tenant’s contractor, to furnish a bond in an amount equal to the estimated cost of construction with a corporate surety approved by the Landlord for (i) completion of the construction and (ii) indemnification of the Landlord and the Tenant, as their interests may appear, against liens for labor and materials, which bond shall be furnished before any work has begun or any materials are delivered.

10.3.        Acceptance of Possession. The Tenant shall for all purposes of this Lease be deemed to have accepted the Premises and the Building and to have acknowledged them to be in the condition called for hereunder except with respect to those defects of which the Tenant notifies the Landlord within thirty (30) days after the Rent Commencement Date.

10.4.        Fixtures. Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall become the Landlord’s property, without payment therefor by the Landlord, immediately on the completion of their installation; provided that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant’s trade or business (rather than to service the Premises, the Building or the Project generally) and not part of the Building Service Equipment shall remain the Tenant’s property; but further provided that if any leasehold improvements made by the Tenant replaced any part of the Premises, such leasehold improvements that replaced any part of the Premises shall be and remain the Landlord’s property.

11.          LANDLORD’S RIGHT OF ENTRY.

The Landlord and its authorized representatives shall be entitled to enter the Premises at any reasonable time during the Tenant’s usual business hours, after giving the Tenant at least twenty-four (24) hours’ oral or written notice thereof, (a) to inspect the Premises, (b) during the last twelve (12) months of the Term, to exhibit the Premises (i) to any existing or prospective purchaser or Mortgagee thereof, or (ii) to any prospective tenant thereof, provided that in doing so the Landlord and each such invitee observes all reasonable safety standards and procedures which the Tenant may require, and (c) to make any repair thereto and/or to take any other action therein which the Landlord is permitted to take by this Lease or applicable law (provided, that in any situation in which, due to an emergency or otherwise, the Landlord reasonably believes the physical condition of the Premises, the Building or any part of the Project would be unreasonably jeopardized unless the Landlord were to take such action immediately, the Landlord shall not be required to give such notice to the Tenant and may enter the same at any time). Nothing in this section shall be deemed to impose any duty on the Landlord to make any such repair or take any such action, and the Landlord’s performance thereof shall not constitute a waiver of the Landlord’s right hereunder to have the Tenant perform such work. Provided that the Landlord diligently proceeds with, and uses commercially reasonable efforts to minimize disruption to the Tenant during the performance of, such repairs or the taking of such action, the Landlord shall not be liable to the Tenant for any inconvenience, annoyance, disturbance, loss of business or other damage sustained by the Tenant by reason of the making of such repairs, the taking of such action or the bringing of materials, supplies and equipment upon the Premises during the course thereof, and the Tenant’s obligations under this Lease shall not be affected thereby.

12.          DAMAGE OR DESTRUCTION.

12.1.        Option to Terminate. If during the Term either the Premises or any portion of the Building or the Project are substantially damaged or destroyed by fire or other casualty thereby rendering the Premises totally or partially inaccessible or unusable, the Landlord shall have the option (which it may exercise by giving written notice thereof to the Tenant within sixty (60) days after the date on which such damage or destruction occurs) to terminate this Lease as of the date specified in such notice (which date shall not be earlier than the thirtieth (30th) day after such notice is given). On such termination, the Tenant shall pay to the Landlord all Base Rent, Additional Rent and other sums and charges payable by the Tenant hereunder and accrued through the date of termination (as justly apportioned to such date). If the Landlord does not terminate this Lease pursuant to this section, the Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction as soon thereafter as is reasonably possible, taking into account any delay experienced by the Landlord in recovering the proceeds of any insurance policy payable on account of such damage or destruction and in obtaining any necessary permits. Until the Premises are so repaired, the Base Rent (and each installment thereof) and the Additional Rent shall abate in proportion to the floor area of so much, if any, of the Premises as is rendered substantially unusable by the Tenant by such damage or destruction. If, within forty-five (45) days after the occurrence of the damage or destruction described in this section 12.1, Landlord determines in its sole but reasonable judgment that the repairs and restoration cannot be substantially completed within one hundred eighty (180) days after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to this section, then Landlord shall promptly notify Tenant of such determination. For a period continuing through the later of the thirtieth (30th) day after the occurrence of the damage or destruction or the tenth (10th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice to Landlord (which date of termination shall be not more than thirty (30) days after the date of Tenant’s notice to Landlord).

12.2.        No Termination of Lease. Except as is otherwise expressly permitted by subsection 12.1, no total or partial damage to or destruction of any or all of the Premises shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such damage or destruction, to surrender this Lease, to quit or surrender any or all of the Premises, or to have any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.

13.          CONDEMNATION.

13.1.        Termination of Lease. If any or all of the Premises and/or of that portion of the Project underlying the Premises is taken by the exercise of any power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is herein referred to as a “Condemnation”), this Lease shall terminate on the date on which the title to so much of the Premises as is the subject of such Condemnation vests in the condemning authority, unless the parties hereto otherwise agree in writing. If all or any substantial portion of the Building or the Project other than that portion thereof underlying the Premises is taken or conveyed in a Condemnation, the Landlord shall be entitled, by giving written notice thereof to the Tenant, to terminate this Lease on the date on which the title to so much thereof as is the subject of such Condemnation vests in the condemning authority. The Landlord shall notify Tenant of any Condemnation promptly after the Landlord receives notice thereof. If Landlord does not elect to terminate the Lease pursuant to this Section, then within ten (10) days after receipt of such notice, the Tenant shall have the right to terminate this Lease with respect to the remainder of the Premises not so condemned as of the date title vests in such authority, but only if such Condemnation renders said remainder of the Premises totally unusable for their intended purpose. If this Lease is not terminated pursuant to this subsection, the Landlord shall restore any of the Premises damaged by such Condemnation substantially to its condition immediately before such Condemnation, as soon after the Landlord’s receipt of the proceeds of such Condemnation as is reasonably possible under the circumstances.

13.2.        Condemnation Proceeds. Regardless of whether this Lease is terminated under this section, the Tenant shall have no right in any such Condemnation to make any claim on account thereof against the condemning authority, except that the Tenant may make a separate claim for the Tenant’s moving expenses and the value of the Tenant’s trade fixtures, provided that such claim does not reduce the sums otherwise payable by the condemning authority to the Landlord. Except as aforesaid, the Tenant hereby (a) waives all claims which it may have against the Landlord or such condemning authority by virtue of such Condemnation, and (b) assigns to the Landlord all such claims (including but not limited to all claims for leasehold damages or diminution in value of the Tenant’s leasehold interest hereunder).

13.3.                        Effect on Rent. If this Lease is terminated under this section, any Base Rent, any Additional Rent and all other sums and charges required to paid by the Tenant hereunder shall be apportioned and paid to the date of such termination. If this Lease is not so terminated in the event of a Condemnation, the Base Rent (and each installment thereof) and the Additional Rent shall be abated from the date on which the title to so much, if any, of the Premises as is the subject of such Condemnation vests in the condemning authority, through the Termination Date, in proportion to the floor area of such portion of the Premises as is the subject of such Condemnation.

13.4.                        No Termination of Lease. Except as otherwise expressly provided in this section 13, no total or partial Condemnation shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such Condemnation, to surrender this Lease, to quit or surrender any or all of the Premises, or to receive any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.

14.                               ASSIGNMENT AND SUBLETTING.

14.1.                        Landlord’s Consent Required. The Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor otherwise permit any other person to occupy or use any portion of the Premises (collectively, a “Transfer”), without in each instance first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right without Landlord’s prior written consent to assign this Lease or sublet all or any part of the Premises to any parent, subsidiary, affiliate corporation of the survivor of any merger or to the purchaser of all or substantially all of the assets of Tenant (an “Affiliate”). Landlord shall grant or deny with reasonable specificity any Tenant request to Transfer within thirty (30) days after such request. If Landlord fails to timely grant or deny with reasonable specificity, then Landlord shall be deemed to have granted its consent. Consent by the Landlord to any assignment, subletting, licensing or other transfer shall not (i) constitute a waiver of the requirement for such consent to any subsequent assignment, subletting, licensing or other Transfer, (ii) relieve the Tenant from its duties, responsibilities and obligations under this Lease, or (iii) relieve any guarantor of this Lease from such guarantor’s obligations under its guaranty agreement.

14.2.                        Acceptance of Rent from Transferee. The acceptance by the Landlord of the payment of Rent from any person following any act, assignment or other Transfer prohibited by this section shall not constitute a consent to such act, assignment or other Transfer, nor shall the same be deemed to be a waiver of any right or remedy of the Landlord’s hereunder.

14.3.                        Conditions of Consent.

14.3.1.               If the Tenant receives consent to a Transfer under subsection 14.1 above, then, in addition to any other terms and conditions imposed by the Landlord in the giving of such consent, the Tenant and the transferee shall execute and deliver, on demand, an agreement prepared by the Landlord providing that the transferee shall be directly bound to the Landlord to perform all obligations of the Tenant hereunder including, without limitation, the obligation to pay all Rent and other amounts provided for herein; acknowledging and agreeing that there shall be no subsequent Transfer of this Lease or of the Premises or of any interest therein without the prior consent of the Landlord pursuant to subsection 14.1 above; acknowledging that the Tenant as originally named herein (and any guarantor) shall remain fully liable for all obligations of the tenant hereunder, including the obligation to pay all Rent provided herein and including any and all obligations arising out of any subsequent amendments to this Lease made between the Landlord and the transferee (whether or not consented to by the Tenant and/or any guarantor), jointly and severally with the transferee; and such other provisions as the Landlord shall require.

14.3.2.               All reasonable costs (not to exceed $2000) incurred by the Landlord in connection with any request for consent to a Transfer, including reasonable costs of investigation and the reasonable fees of the Landlord’s counsel, shall be paid by the Tenant on demand as a further condition of any consent which may be given.

14.4.                        Profits from Use or Transfer.

14.4.1.               Neither the Tenant nor any other person having an interest in the use, occupancy or other utilization of space in the Premises shall enter into any lease, sublease, license, concession or other Transfer which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived from the Premises, and any such purported lease, sublease, license, concession or other Transfer shall be absolutely void and ineffective as a conveyance or creation of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.4.2.               The Tenant agrees that in the event of a Transfer, the Tenant shall pay the Landlord, within ten (10) days after receipt thereof, fifty percent (50%) of the excess of (i) any and all consideration, money or thing of value, however characterized, received by the Tenant or payable to the Tenant in connection with or arising out of such Transfer, over (ii) all amounts otherwise payable by the Tenant to the Landlord pursuant to this Lease (including transaction costs).

14.5.                        Landlord’s Right of Recapture. If Tenant intends to sublease more than 50% of the Premises or assign this Lease to an entity other than an Affiliate, then Tenant shall give written notice of such intent to Landlord, which notice shall constitute an offer to Landlord to recapture the Premises, or the portion of the Premises covered by such sublease, as the case may be. Tenant’s notice to Landlord shall identify the specific “Rental Area” of the Premises subleased or indicate that the Lease is to be assigned, and the date of commencement and termination of the sublease or the effective date for the assignment, and shall include a copy of all of the documents relating to such sublease or assignment. Within thirty (30) days after Landlord’s receipt of Tenant’s notice, Landlord may at its sole option elect to recapture the

Premises or such portion thereof, as the case may be, by giving Tenant written notice thereof. If Landlord exercises its option, Tenant shall notify the prospective subtenant or assignee of Landlord’s election, shall terminate the agreement with such prospective subtenant or assignee if so directed by Landlord, and shall surrender the space to Landlord pursuant to a written partial or total surrender of lease, as applicable, reasonably satisfactory to both parties, providing for the termination of this Lease as of the commencement date set forth in the proposed sublease or assignment with respect to the Premises or such portion thereof and the parties’ obligations to each other with respect to such space. Upon any partial termination under this Section 14.5, (x) the Rental Area of the Premises shall be adjusted, and the base rent and additional rent shall be pro-rated as of the date of termination and shall be abated following the termination as to the surrendered Rental Area, and (y) Landlord, at Landlord’s sole cost and expense, shall construct Building standard demising walls to separate the space covered by such partial termination from the remaining part of the Premises.

15.                               RULES AND REGULATIONS.

The Landlord shall have the right to prescribe, at its sole but reasonable discretion, the Rules and Regulations. The Rules and Regulations may govern, without limitation, the use of sound apparatus, noise or vibrations emanating from machinery or equipment, obnoxious fumes and/or odors, the parking of vehicles, lighting and storage and disposal of trash and garbage. The Landlord will not enforce the Rules and Regulations in a discriminatory manner and will make reasonable efforts to enforce the Rules and Regulations uniformly against all tenants. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C. The Landlord shall have the right to amend the Rules and Regulations from time to time.

16.                               SUBORDINATION AND ATTORNMENT.

16.1.                        Subordination.

16.1.1.               Subject to the terms of this Section 16 and unless a Mortgagee otherwise shall elect as provided in subsection 16.2, the Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or other security instrument constituting a lien upon the Premises, and/or the Project, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other security instrument being referred to herein as a “Mortgage,” and the party or parties having the benefit of the same, whether as beneficiary, trustee or noteholders being referred to hereinafter collectively as “Mortgagee”). The Tenant’s acknowledgment and agreement of subordination as provided for in this section is self-operative and no other instrument of subordination shall be required; however, the Tenant shall execute, within fifteen (15) days after request therefor, a document providing for such further assurance thereof and for such other matters as shall be requisite or as may be requested from time to time by the Landlord or any Mortgagee. Upon Tenant’s written request, Landlord will use reasonable efforts to obtain a non-disturbance agreement from the current Mortgagee on said Mortgagee’s standard form.

16.1.2.               The Landlord hereby directs the Tenant, upon (i) the occurrence of any event of default by the Landlord, as mortgagor under any Mortgage, (ii) the receipt by the Tenant of a notice of the occurrence of such event of default under such Mortgage from the Landlord or such Mortgagee, or (iii) a direction by the Mortgagee under such Mortgage to the Tenant to pay all Rent thereafter to such Mortgagee, to make such payment to such Mortgagee, and the Landlord agrees that in the event that the Tenant makes such payments to such Mortgagee, as aforesaid, the Tenant shall not be liable to the Landlord for the same. In addition, the Mortgagee (and any person who acquires the property from Mortgagee) shall not be responsible for security deposits not actually received by the Mortgagee, or its affiliate, after the Mortgagee, or its affiliate, becomes the owner of the property.

16.2.                        Mortgagee’s Unilateral Subordination. If a Mortgagee shall so elect by notice to the Tenant or by the recording of a unilateral declaration of subordination, this Lease and the Tenant’s rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

16.3.                        Attornment. If any Person shall succeed to all or any part of the Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if such successor-in-interest requests or requires, the Tenant shall attorn to such successor-in-interest and shall execute within fifteen (15) days after receipt thereof an agreement in confirmation of such attornment in a form as may be reasonably requested by such successor-in-interest.

16.4.                        Superior Leases. Tenant acknowledges that Landlord may restructure the ownership of the Project involving one or more ground leases or master leases (the “Superior Leases”). In such event, Tenant agrees that it will subordinate this Lease to such Superior Leases or, at Landlord’s option, enter into a new sublease with the applicable master lessee upon substantially the same terms and conditions as are set forth herein, provided that in connection with such subordination or such new sublease, Tenant shall have the benefit of a non-disturbance agreement which shall provide in substance, along with other matters deemed reasonable or desirable by Landlord, that so long as Tenant is not in default, Tenant’s rights of use and occupancy shall not be disturbed in the event of a termination of any Superior Lease.

17.                               DEFAULTS AND REMEDIES.

17.1.                        “Event of Default” Defined. Any one or more of the following events shall constitute an “Event of Default” under the terms of this Lease:

(a)                                  the failure of the Tenant to pay any Rent or other sum of money due hereunder to the Landlord or any other person within five (5) days after receipt of written notice from Landlord that the same is due;

(b)                                 the sale of the Tenant’s interest in the Premises under attachment, execution or similar legal process without the Landlord’s prior written approval;

(c)                                  the filing of a petition proposing the adjudication of the Tenant as a bankrupt or insolvent, or the reorganization of the Tenant, or an arrangement by the Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is filed by a party other than the Tenant and is withdrawn or dismissed within sixty (60) days after the date of its filing;

(d)                                 the admission in writing by the Tenant of its inability to pay its debts when due;

(e)                                  the appointment of a receiver or trustee for the business or property of the Tenant, unless such appointment is vacated within sixty (60) days of its entry;

(f)                                    the making by the Tenant of an assignment for the benefit of its creditors;

(g)                                 a default by the Tenant in the performance or observance of any covenant or agreement of this Leases to be performed or observed by the Tenant (other than as set forth in clauses (a) through (f) above), which default is not cured within thirty (30) days after the giving of written notice thereof by the Landlord, unless such default is of such nature that it cannot be cured within such 30-day period, in which event an Event of Default shall not be deemed to have occurred if the Tenant institutes a cure within the 30-day period and thereafter diligently and continuously prosecutes the curing of the same until completion, but in no event shall such cure period exceed ninety (90) days; provided, however, that if the Tenant defaults in the performance of any such covenant or agreement more than two (2) times during the Term, then notwithstanding that such defaults have each been cured by the Tenant, any further defaults shall be deemed an Event of Default without the ability to cure; or

(h)                                 the vacating or abandonment of the Premises by the Tenant at any time during the Term.

17.2.                        Landlord’s Remedies. Upon the occurrence of an Event of Default, the Landlord, without notice to the Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

(a)                                  perform, on behalf and at the expense of the Tenant, any obligation of the Tenant under this Lease which the Tenant has failed to perform beyond any applicable grace or cure periods and of which the Landlord shall have given the Tenant notice (except in an emergency situation in which no notice is required), the cost of which performance by the Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by the Tenant to the Landlord as otherwise set forth herein;

(b)                                 elect to terminate this Lease and the tenancy created hereby by giving notice of such election to the Tenant without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate the Tenant’s possessory rights and all other rights of the Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Premises by force, summary proceedings or otherwise, and remove the Tenant and all other persons and property from the Premises, and store such Project in a public warehouse or elsewhere at the cost and for the account of the Tenant without resort to legal process and without the Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

(c)                                  accelerate the Rent and any other charges, whether or not stated to be Additional Rent, for the entire balance of the Term, or any part of such Rent, and any costs, whether chargeable to the Landlord or the Tenant, as if by the terms of this Lease the balance of the Rent and other charges and expenses were on that date payable in advance;

(d)                                 cause an attorney for the Landlord to proceed in any competent court for judgment in ejectment against the Tenant and all persons claiming under the Tenant for the recovery by the Landlord of possession of the Premises, and if for any reason after such action has been commenced it is canceled or suspended and possession of the Premises remains in or is restored to the Tenant, the Landlord shall have the right upon any subsequent default or upon the expiration or termination of this Lease, or any renewal or extension hereof, to bring one or more actions to recover possession of the Premises; and

(e)                                  exercise any other legal and/or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

In any action for possession of the Premises or for monetary damages, including Termination Damages and Liquidated Damages, or for the recovery of Rent due for the balance of the Term, the Landlord may cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment. If a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) must be filed in such action, it shall not be necessary to file the original, notwithstanding any law, rule of court, custom or practice to the contrary.

17.3.                        Damages.

(a)                                  If this Lease is terminated by the Landlord pursuant to subsection 17.2, the Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, as well as all reasonable costs, fees and expenses, including, without limitation, sheriffs’ or other officers’ commissions whether chargeable to the Landlord or the Tenant, watchmen’s wages, brokers’ and attorneys’ fees, and repair and renovation costs incurred by the Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of the Tenant, and/or in connection with renting the Premises to others from time to time (all such Rent, damages, costs, fees and expenses being referred to herein as “Termination Damages”), plus additional damages for all Rent treated as in arrears (“Liquidated Damages”). At the election of the Landlord, Termination Damages shall be an amount equal to either:

(i)                                     the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which the Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by the Landlord as a result of any failure of such other person to perform any of its obligations to the Landlord), in which case Termination Damages shall be computed and payable in monthly installments, in advance, on the first business day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Termination Damages for any month shall not in any manner prejudice the right of the Landlord to collect any Termination Damages for any subsequent months by similar proceeding; or

(ii)                                  the present worth (as of the date of such termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser or broker selected by the Landlord, in which case such Termination Damages shall be payable to the Landlord in one lump sum on demand, and shall bear interest at the Default Rate. “Present worth” shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank.

(b)                                 Notwithstanding anything to the contrary set forth in this subsection 17.3, in the event (i) the Landlord must initiate legal action to enforce any one or more of the provisions of this Lease against the Tenant, its successors or assigns, or (ii) the Landlord must consult with and/or engage an attorney(s) in order (A) to enforce any one or more of the provisions of this Lease against the Tenant, its successors or assigns, or (B) in connection with any bankruptcy proceeding of the Tenant, whether or not such consultation and/or engagement results in the initiation of any judicial action or termination of this Lease, then and in any of such events, the Tenant, its successors and assigns, undertakes and agrees to pay any and all reasonable costs incurred by the Landlord in connection therewith, including, by way of illustration and not of limitation, all reasonable attorneys’ fees (inclusive of consultation fees, research costs and correspondence fees), court costs (if awarded post-judgment) and any similar professional fees or costs associated therewith. If Tenant is in default under this Lease and has vacated the Premises, and if Landlord has terminated this Lease as a result of such default, then Landlord shall thereafter use reasonable efforts to relet the Premises; provided, however, that Tenant understands and agrees that Landlord’s main priority will be the leasing of other space in the Building (and not then leased by Landlord) and the reletting of the Premises will be of lower priority.

17.4.                Waiver of Jury Trial. Each party hereto hereby waives any right which it may otherwise have at law or in equity to a trial by jury in connection with any suit or proceeding at law or in equity brought by the other against the waiving party or which otherwise relates to this lease, as a result of an event of default or otherwise. The Tenant agrees that in the event the Landlord commences any summary proceeding for nonpayment of rent or possession of the Premises, the Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding.

18.                               ESTOPPEL CERTIFICATE.

(a)                          The Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after receipt of a written request therefor from the Landlord, execute, acknowledge and deliver to the Landlord, and to such Mortgagee or other party as may be designated by the Landlord, a written estoppel certificate in form and substance as may be requested from time to time by the Landlord, the other party or any Mortgagee, certifying to the other party, any Mortgagee, any purchaser of Landlord’s interest in all or any part of the Project, or any other person or entity designated by the other party, as of the date of such estoppel certificate, the following: (a) whether the Tenant is in possession of the Premises; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by the Landlord; (f) that the Tenant has no knowledge of any then existing defaults of the Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that the Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by the Tenant, or if such event has occurred, specifying it in detail; (h) the address to which notices to the Tenant should be sent; and (i) any and all other matters reasonably requested by the Landlord, any Mortgagee and/or any other person or entity designated by the Landlord. Any such estoppel certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of the Tenant to execute, acknowledge and deliver such a certificate in accordance with this section within fifteen (15) days after a request therefor by the Landlord shall constitute an acknowledgment by the Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by the requesting party to the other party is true and correct, and the requesting party is hereby authorized to so certify.

(b)                                 Landlord also agrees to provide to Tenant a similar estoppel certificate from time to time within fifteen (15) days after Tenant’s written request.

19.                               QUIET ENJOYMENT.

The Landlord hereby warrants that, so long as all of the Tenant’s obligations hereunder are timely performed, the Tenant will have during the Term quiet and peaceful possession of the Premises and enjoyment of such rights as the Tenant may hold hereunder to use the Common Areas, except if and to the extent that such possession and use are terminated pursuant to this Lease.

20.                               NOTICES.

Except as may be otherwise provided in this Lease, any notice, demand, consent, approval, request or other communication or document to be provided hereunder to the Landlord or the Tenant (a) shall be in writing, and (b) shall be deemed to have been provided (i) two (2) days following the date sent as certified mail in the United States mails, postage prepaid, return receipt requested, (ii) on the day following the date it is deposited prior to the close of business with Federal Express or another national courier service or (iii) on the date of hand delivery (if such party’s receipt thereof is acknowledged in writing), in each case to the address of such party set forth hereinbelow or to such other address as such party may designate from time to time by notice to each other party hereto.

If to the Landlord, notice shall be sent to:

Can Company LLC

c/o Struever Brothers Eccles and Rouse

1040 Hull Street, Suite 200

Baltimore, Maryland 21230

Attention: Property Management

with a copy to:

John P. Machen, Esquire

Piper Marbury Rudnick & Wolfe LLP

6225 Smith Avenue

Baltimore, Maryland 21209-3600

If to the Tenant, notice shall be sent to:

Millennial Media, Inc.

2400 Boston Street,

Suite 301

Baltimore, MD 21224

With a copy to:

John G. Lavoie, Esquire

Cooley LLP

One Freedom Square

11951 Freedom Drive, Suite 1550

Reston, Virginia 20190-5656

21.          GENERAL

21.1.        Effectiveness. This Lease shall become effective on and only on its execution and delivery by each party hereto.

21.2.        Complete Understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements and agreements, either written or oral, between the parties hereto as to the same.

21.3.        Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

21.4.        Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right. Without limiting the generality of the foregoing provisions of this subsection, the Landlord’s receipt or acceptance of any Base Rent, Additional Rent or other sum from the Tenant or any other person shall not be deemed a waiver of the Landlord’s right to enforce any of its rights hereunder on account of any default by the Tenant in performing its obligations hereunder.

21.5.        Applicable Law. This Lease shall be given effect and construed by application of the laws of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it may be brought only in the United States District Court for Maryland or any successor federal court having original jurisdiction.

21.6.        Commissions. Tenant warrants and represents to Landlord that it has not engaged any real estate broker or agent in connection with this Lease or its negotiation except CB Richard Ellis. Landlord represents and warrants to Tenant that it has not engaged any real estate broker or agent in connection with this Lease or its negotiation except Cassidy Turley. Any and all commissions due such brokers shall be paid in accordance with the terms and conditions set forth in a separate written agreement or agreements between the parties set forth above.. Subject to the foregoing, each party hereto hereby represents and warrants to the other that, in connection with such leasing, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof. Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party’s representation.

21.7.        Landlord’s Liability. No Person holding the Landlord’s interest hereunder (whether or not such Person is named as the “Landlord” herein) shall have any liability hereunder after such Person ceases to hold such interest, except for any such liability accruing while such Person holds such interest. No Mortgagee not in possession of the Premises shall have any liability hereunder. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under this Lease. If the Landlord defaults in performing any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord’s equity, interest and rights in the Project to satisfy the Tenant’s remedies on account thereof.

21.8.        Disclaimer of Partnership Status. Nothing in this Lease shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

21.9.        Remedies Cumulative. No reference to any specific right or remedy shall preclude the Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by the Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by the Landlord of any breach by the Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever.

21.10.      Severability. No determination by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision hereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall remain valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

21.11.      Authority. If either of the parties is a corporation, partnership, limited liability company or similar entity, the person executing this Lease on behalf of such party represents and warrants that (a) the applicable party is duly organized and validly existing and (b) this Lease (i) has been authorized by all necessary parties, (ii) is validly executed by an authorized officer or agent of the applicable party and (iii) is binding upon and enforceable against the applicable party in accordance with its terms.

21.12.      Joint and Several Liability. If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire Rent and other payments specified herein.

21.13.      Recordation. Neither this Lease, any amendment to this Lease, nor any memorandum, affidavit or other item with respect thereto shall be recorded by the Tenant or by anyone acting through, under or on behalf of the Tenant, and the recording thereof in violation o this provision shall (i) be deemed an Event of Default and (ii) at the Landlord’s election, make this Lease null and void.

21.14.      Time of Essence. Time shall be of the essence with respect to the performance of the parties’ obligations under this Lease.

21.15.      Interpretation. The Landlord and the Tenant hereby agree that both parties were equally influential in preparing and negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease. Therefore, the Landlord and the Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

21.16.      Headings. The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference and shall not be considered in construing their contents.

21.17.      Construction. As used herein, all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders; (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; and (c) to any section, subsection, paragraph or subparagraph shall be deemed, unless otherwise expressly indicated, to have been made to such section, subsection, paragraph or subparagraph of this Lease.

21.18.      Exhibits. Each writing or drawing referred to herein as being attached hereto as a schedule, an exhibit or otherwise designated herein as a schedule or an exhibit hereto is hereby made a part hereof.

21.19       The Can Company LLC Consent. This Sublease is conditioned upon the consent of the Can Company LLC to this Sublease, which consent shall be evidenced by Can Company LLC’s signature appended hereto.

IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or caused it to be executed and ensealed on its behalf by its duly authorized representatives, on the date first above written.

WITNESS or ATTEST:	LANDLORD:

CAN COMPANY TENANT LLC, a Maryland limited liability company

/s/ [ILLEGIBLE]	By:	/s/ J. Martin Lastner	(seal)
J. Martin Lastner
Authorized Agent

WITNESS or ATTEST:	TENANT:
MILLENNIAL MEDIA, INC., a Delaware corporation

/s/ [ILLEGIBLE]	By:	/s/ Michael B. Avon	(seal)
	Name:	Michael B. Avon
	Title:	EVP & CFO

SEEN, ACKNOWLEDGED AND CONSENTED TO:

WITNESS or ATTEST:	PRIME LANDLORD:
CAN COMPANY LLC, a Maryland limited liability company

/s/ [ILLEGIBLE]	By:	/s/ J. Martin Lastner	(seal)
	Name:	J. Martin Lastner
	Title:	Authorized Agent

EXHIBIT A

Site Plan showing Project and Building

EXHIBIT A

Site Plan showing Property and Building

EXHIBIT B

Drawing showing approximate location of Premises

Ledge @
42"± abv.
bridge
Open to Below
67'-6"
Clerestory above
35'-1 1/2"
24'-2 1/2"
22'-11 1/2"
Bridge
Refr.
Wb.
Remove
corrugated
plastic / mtl.
facing wall
Clerestory above
Align
New security door
Bridge
Open to Below
Head @
3r. level ±
Down
10'-6"
12'-2"
Main Elec. Rm.
28'-10"
Tenant Demising
Wall Centerline
Adjacent Tenant

Preliminary Space Plan
16 Sep 10 1/8" = 1'-0"
17 Sep 10

Millennial Media

The Can Company
Baltimore, Maryland

SK 100.1

James Lloyd ARCHITECTS P A
12978 Bycield Drive, Highland, Maryland 20777 • 410 531 1177

2 / SK100 2nd Floor Plan
not to scale

Floor Plan Legend

- Existing Construction to Remain
- New Construction
- Demolition

0 5 10 20 40

EXHIBIT C

Current Rules and Regulations

1              The sidewalks, passages and stairways shall not be obstructed by the Tenant or Tenant’s agents, employees, or invitees or used by the Tenant for any purpose other than ingress and egress from and to the Tenant’s premises. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord’s judgment, would be prejudicial to the safety, peace, character or reputation of the property or of any tenant of the Project.

2.             The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building. The expense of any breakage, stoppage or damage to such sinks, toilets and the like shall be borne by the tenant who, or whose employees, contractors or invitees, caused it.

3.             No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord’s written consent thereto.

4.             No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances may be provided by and only by the Landlord and at the Tenant’s expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises, the Building and/or the Project without first obtaining the Landlord’s written consent thereto.

5.             The Tenant shall not place any other or additional lock upon any door within the Premises or elsewhere upon the Project, and the Tenant shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

6.             The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Project. No bird, fish or animal shall be brought into or kept in or about the Premises, the Building and/or the Project.

7.             If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Premises, the Building and/or the Project, (b) to require the changing of wiring connections or layout at the Tenant’s expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building and/or the Project. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

8.             A directory may be provided by the Landlord on the ground floor of the Building or elsewhere within the Project, on which the Tenant’s name may be placed.

9.             The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Project to protect the safety of occupants of the Project, or any property within the Project.

10.          The use of any area within the Project as sleeping quarters is strictly prohibited at all times.

11.          The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service) closed while the heating or air-conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable rules and regulations from time to time promulgated by the Landlord with respect to such systems or their use.

12.          The Landlord shall have the right to prescribe the weight and position of inventory and of other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute their weight. Any and all damage or injury to the Project arising out of the Tenant’s equipment being on the property shall be repaired by the Tenant at its expense. The Tenant shall not install or operate any machinery whose installation or operation may affect the structure of the Building without first obtaining the Landlord’s written consent thereto, and the Tenant shall not install any other equipment of any kind or nature whatsoever which may necessitate any change, replacement or addition to, or in the use of, the water system, the heating system, the plumbing system, the air-conditioning system or the electrical system of the Premises, the Building or the Project without first obtaining the Landlord’s written consent thereto. Business machines and mechanical equipment belonging to the Tenant which cause noise or vibration that may be transmitted to the structure of the Building, any other buildings on the Project, or any space therein to such a degree as to be objectionable to the Landlord or to any tenant, shall be installed and maintained by the Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. The Tenant shall remove promptly from any sidewalks and other areas on the Project any of the Tenant’s furniture, equipment, inventory or other material delivered or deposited there.

13.          The Tenant shall not place or permit its agents, employees or invitees to place any thing or material on the roof or in the gutters and downspouts of the Building or cut, drive nails into or otherwise penetrate the roof, without first obtaining the Landlord’s written consent thereto. The Tenant shall be responsible for any damage to the roof caused by its employees or contractors. The Tenant shall indemnify the Landlord and hold the Landlord harmless against expenses incurred to correct any damage to the roof resulting from the Tenant’s violation of this rule, as well as any consequential damages to the Landlord or any other tenant of the Project. The Landlord shall repair damage to the roof caused by the Tenant’s acts, omissions or negligence and the Tenant shall reimburse the Landlord for all expenses incurred in making such repairs. The Landlord or its agents may enter the Premises at all reasonable hours to make such roof repairs. If the Landlord makes any expenditure or incurs any obligation for the payment of money in connection therewith, including but not limited to attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Default Rate, and costs, shall be deemed to be Additional Rent and shall be paid by the Tenant to the Landlord within five (5) days after rendition of any bill or statement to the Tenant therefor. The Tenant shall not place mechanical or other equipment on the roof without the Landlord’s prior written consent, which shall be conditioned in part upon the Landlord’s approval of the Tenant’s plans and specifications for such installations. The costs of any roof improvements made pursuant hereto shall be borne by the Tenant.

14.          The Landlord reserves the right to institute energy management procedures when necessary.

15.          The Tenant shall assure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before the Tenant and its employees leave the Premises each day.

16.          The Landlord shall have the right to rescind, suspend or modify these Rules and Regulations and to promulgate such other rules or regulations as, in the Landlord’s reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building or the Project, or for the preservation of good order therein. Upon the Tenant’s having been given notice of the taking of any such any action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant’s lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

17.          Nothing in these Rules and Regulations shall give any tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such non-enforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

18.          In any instance in which the Landlord’s prior consent or approval is required, the Landlord shall have the right to withhold or condition such consent or approval in its sole discretion.

EXHIBIT D

Interior Common Area

Exhibit D - Interior Common Area

Stair
Elev.
Lobby
Roof
Open to below
Open to below
Down
Main Elec. Rm.
Bridge
Tenant Demising Wall Centerline
Adjacent Tenant

1 / LOD1 **LOD 2nd Floor Plan**
not to scale

Stair
Elev.
Platform up 8"
Guardrail
Guardrail
12'-6"
5'-9"
33'-9"
Tenant Demising Wall Centerline
Adjacent Tenant
Down

1 / LOD1 **LOD 1st Floor Plan**
not to scale

As Built Floor Plan

Former Safe Harbor Travel Group Space

The Can Company
Baltimore, Maryland

16 Jul 04
27 Aug 04
30 Jul 08
5 Jan 09

LOD1

James Lloyd ARCHITECTS P.A.
12935 Byefield Drive, Highland, Maryland 20777 • 410 531 1177

EXHIBIT E

Copy of Prime Lease